EXHIBIT 10.4

SEVENTH AMENDMENT TO LEASE

                          (Green-Back Lane)

THIS SEVENTH AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of the 31st day of March, 2020, by and between Syufy Enterprises, L.P., a California limited partnership (“Landlord”) and Century Theatres, Inc., a California corporation (“Tenant”).  Capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms in the Lease (as hereinafter defined).

RECITALS

A.

Landlord, as landlord, and Century Theatres of California, Inc. (“Original Tenant”), as tenant, entered into that certain Lease, dated September 30, 1995 (as amended, the “Lease”), pursuant to which Landlord leased to Original Tenant and Original Tenant leased from Landlord that certain Premises commonly known as 6233 Garfield Avenue, Sacramento, CA 95841, which Premises are more particularly described in the Lease.

B.	Tenant has succeeded to the interests and assumed the obligations of Original Tenant as the tenant under the Lease.

C.

Tenant has requested Landlord to agree to certain modifications to the amount of Base Rent due under the Lease, and Landlord agrees to such modifications upon the terms and conditions contained herein.

AGREEMENTS

             NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, Landlord and Tenant hereby agree that the Lease shall be and is hereby amended as follows:

1.Recitals Incorporation.  All of the provisions of the Recitals set forth above are incorporated into this Agreements section of this Amendment.

2.Modifications To Base Rent.  Notwithstanding any provision in the Lease to the contrary, the monthly amount of Base Rent due under the Lease shall be as follows for the following periods only:

April 1, 2020 - June 30, 2020No Base Rent due per month

July 1, 2020 – December 31, 2020	$239,731.59 Base Rent per month, subject to any scheduled increase in Base Rent under the Lease

3.Lease in Full Force and Effect.  Effective as of the date of this Amendment, the provisions of this Amendment are expressly incorporated into the provisions of the Lease, and the provisions of this Amendment shall become effective on the date of this Amendment, unless a different date for the effectiveness of a provision of this Amendment is specifically indicated herein.  Except as specifically amended by this Amendment, the Lease shall continue in full force and effect for the balance of the Lease Term.  In the event of any conflict between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall supersede and prevail.

4.Authority.  Tenant represents and warrants to Landlord that Tenant is duly authorized to enter into this Amendment and that all required consents and approvals of any lender or other third party required for Tenant’s execution of this Amendment have been obtained. Landlord represents and warrants

EXHIBIT 10.4

to Tenant that Landlord is duly authorized to enter into this Amendment and that all required consents and approvals of any lender or other third party required for Landlord’s execution of this Amendment have been obtained.

5.Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but any number of which, taken together, shall constitute one and the same instrument.  This Amendment shall not become effective as an amendment or modification to the Lease unless and until it has been executed and delivered by Landlord and Tenant.

6.Successors and Assigns.  This Amendment shall bind, and inure to the benefit of, the parties hereto and their respective successors and assigns.

7.Further Instruments.  The parties hereto covenant and agree that they shall execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the objectives of this Amendment.

8.No Oral Agreements.  This Amendment contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof.  It is understood that there are no oral agreements between Landlord and Tenant affecting the Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents and employees with respect to the subject matter hereof, and none shall be used to interpret or construe the Lease as hereby amended.  Except as herein otherwise provided, no alteration, amendment, change, or addition to the Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Amendment as of the date first written above.

LANDLORD:TENANT:

Syufy Enterprises, L.P., Century Theatres, Inc.,

a California limited partnershipa California corporation

    By: Syufy Properties, Inc., a California By: /s/ Jay Jostrand

          Corporation

    Its: General Partner Name: Jay Jostrand

    By:  /s/ William VierraIts: EVP – Real Estate

    Name:  William Vierra

    Its:  Sr. Vice President

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